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                                                                      EXHIBIT 17

                                      PROXY

                                 [NAME OF FUND]
                     (A SERIES OF FORTIS SERIES FUND, INC.)
                 500 BIELENBERG DRIVE, WOODBURY, MINNESOTA 55125
           MAILING ADDRESS: P.O. BOX 64387, ST. PAUL, MINNESOTA 55164

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORTIS SERIES FUND, INC.

         The undersigned hereby appoints Kevin J. Carr, Tamara L. Fagely, Scott
R. Plummer and Michael J. Radmer, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of [INSERT NAME OF FUND] (the "Acquired Fund"), a series of Fortis Series Fund, Inc. ("Fortis Fund"), held of record by the undersigned on December 3, 2001, at the Special Meeting of shareholders of the Acquired Fund to be held on January 31, 2002, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

         PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") between Fortis Series Fund, Inc. and The Hartford Mutual Funds, Inc. whereby all of the assets of the Acquired Fund would be acquired by a comparable series of The Hartford Mutual Funds, Inc. (the "Hartford Fund") in exchange for the Hartford Fund's shares, to be distributed pro rata by the Acquired Fund to the holders of its shares, in complete liquidation of the Acquired Fund.

             __  FOR                 __  AGAINST             __  ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROSPECTUS/PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

         PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

                                           DATED: ________________________, 200_

                                                  ________________________

                                                  ________________________
                                                  Signature(s)

[SHAREHOLDER INFORMATION]


 TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS
           PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.